EXHIBIT 99.1

Coinmach Service Corp. Announces
First Quarter 2006 Financial Results
 Tuesday August 9, 5:22 pm ET

PLAINVIEW, N.Y.--(BUSINESS WIRE)--Aug. 9, 2005--Coinmach Service Corp. (Amex: "DRY"):
  Q1 Fiscal 2006 EBITDA improved to $40.4 million versus $40.0 million in Q1 Fiscal 2005
  Q1 Fiscal 2006 Net Cash Generated improved to $7.5 million versus $7.4 million in Q1 Fiscal 2005

Coinmach Service Corp. (Amex: "DRY") (the "Company"), a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America, today reported its financial results for the first quarter 2006.

This quarter is in line with our expectations and demonstrates our continued ability to produce stable and predictable results. In addition, the Company will make a distribution payment of $0.375 per IDS unit. This distribution will consist of a declared dividend of approximately $0.206 per share of Class A common stock (or approximately $3.9 million in the aggregate) and an interest payment of approximately $0.169 per note underlying the IDS unit (or approximately $3.2 million in the aggregate). The dividend will be paid on September 1, 2005 to holders of record as of the close of business on August 25, 2005. This dividend represents the Company's third dividend payment consistent with that anticipated by the Company as part of its successful IDS offering consummated in November 2004.

This interest and dividend payment covers the period from April 1, 2005 through June 30, 2005. Based on the closing IDS unit price of $13.59 at the end of trading on Tuesday, August 9, 2005, the total payment of approximately $0.375 per IDS unit (which includes both dividends and interest) represents an annualized yield of approximately 11.0%. The next anticipated dividend and interest payment date for the IDS unit is scheduled for December 1, 2005. We have distributed approximately $0.91 per IDS unit (including this distribution), consisting of dividends of approximately $0.50 per share and interest payments of approximately $0.41 per IDS unit. These distributions have been consistent with our anticipated annual distribution of $1.50 per IDS unit, which constitutes an 11% yield on the original price of $13.64. The Company has adopted a dividend policy pursuant to which it plans to make annual payments to IDS holders aggregating $1.50 per unit, representing approximately $0.67 per unit of interest payments and approximately $0.83 per unit of dividend payments.

Net Cash Generated was $7.5 million for the 1st quarter of Fiscal 2006 as compared to $7.4 million for the 1st quarter of Fiscal 2005. Each of the Company's business segments reported improved operating results. Driving these results was continued strong performance from the Company's core business (the "route" business) and the equipment rental business.

Net Cash Generated (after capital and interest payments)

The following table reflects the computation of Net Cash Generated*
(in millions):

                                                  Quarter  ended
                                                     June 30,
                                             ------------------------
                                                   2005        2004
                                             ------------   ---------
Consolidated EBITDA:                               $40.4      $40.0
less:
 Interest Expense:
   Third party notes and other                      12.0       14.2
   IDS notes                                         3.3          -
 Capital Expenditures (1)                           17.6       18.4
                                             ------------------------
 Net Cash Generated                                 $7.5       $7.4
                                             ========================

* For information regarding the Company's use of Net Cash
Generated (after capital and interest payments) and EBITDA and for reconciliations of such non-GAAP measures to net loss and cash flow from operating activities refer to "Presentation of Non-GAAP Financial
Information" below, including the tables attached hereto.

(1) Represents cash used in investing activities excluding
acquisition of net assets for the periods presented

First Quarter 2006 Results

The following discussion of operating results focuses on revenue and EBITDA for each of our operating segments. For information regarding the Company's use of EBITDA and for reconciliations to net loss and cash flow from operating activities refer to "Presentation of Non-GAAP Financial Information" below, including the tables attached hereto.

                                                      Quarter ended
                                                         June 30,
                                                   -------------------
                                                      2005      2004
                                                   --------- ---------
Revenue:         Route business                      $119.8    $118.3
--------
                 Rental business                        8.6       8.3
                 Distribution business                  5.4       6.9
                                                   --------- ---------
                 Total                                133.8     133.5
                                                   --------- ---------

EBITDA:
-------
                 Route business                       $39.4     $39.2
                 Rental business                        3.5       3.3
                 Distribution business                    -      (0.1)
                 Corporate                             (2.5)     (2.4)
                                                   --------- ---------
                 Total                                 40.4      40.0
                                                   --------- ---------

Capital
Expenditures: (1)
-----------------
                 Route business                       $15.1     $16.7
                 Rental business                        0.9       0.8
                 Distribution business                  0.1       0.1
                 Corporate (2)                          1.5       0.8
                                                   --------- ---------
                 Total                                 17.6      18.4
                                                   --------- ---------

(1)   Represents cash used in investing activities excluding
      acquisition of net assets for the periods presented.

(2)   Includes capital expenditures attributable to our current
      technology upgrade project, which relates primarily to
      upgrading programs for our field service management and
      collection systems for the periods presented.

Route Business

The Route business consists of leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment, collecting revenues generated from laundry machines and operating retail laundromats located throughout Texas and Arizona.

                              Quarter ended June 30,
                           ----------------------------
                               2005              2004
                           ------------- --------------
Revenue                       $119.8            $118.3
-------------------------------------------------------
EBITDA                         $39.4             $39.2
-------------------------------------------------------
Capital Expenditures           $15.1             $16.7

Revenue grew principally due to the net result of an increase in third party service income and price increases, offset slightly by decreased revenue primarily in the Southeast area caused by higher vacancy rates during the 2005 Fiscal Year. Capital expenditures decreased due to increased emphasis on returns on invested capital as well as the change in the mix of equipment installed.

Equipment Rental Business

The Equipment Rental business consists of Appliance Warehouse of America, Inc.

                              Quarter ended June 30,
                            ---------------------------
                                2005              2004
                            -------------- ------------
Revenue                         $8.6              $8.3
-------------------------------------------------------
EBITDA                          $3.5              $3.3
-------------------------------------------------------
Capital Expenditures            $0.9              $0.8

Revenue and EBITDA increased primarily due to internal growth of the machine base in existing areas of operations.

Equipment Distribution Business

The Equipment Distribution business consists of Super Laundry Equipment Corp.

                                Quarter ended June 30,
                               -------------------------
                                 2005              2004
                               ----------- -------------
Revenue                          $5.4              $6.9
--------------------------------------------------------
EBITDA                             $-             $(0.1)
--------------------------------------------------------
Capital Expenditures             $0.1              $0.1

Revenue decreased primarily due to a decrease in sales from the Northeast and Midwest operations. EBITDA decreased due to the decrease in revenue offset by a reduction in operating expenses as a result of the closing of California operations in the distribution business. Revenue and EBITDA generated from the distribution business unit are sensitive to general market and economic conditions.

Corporate

                                 Quarter ended June 30,
                                ------------------------
                                 2005              2004
                                ----------- ------------
General and
 Administrative                 $(2.5)            $(2.4)
--------------------------------------------------------
Capital Expenditures             $1.5              $0.8

The increase in general and administrative expenses was primarily due to incremental ongoing expenses associated with being a public company. Corporate capital expenditures are attributable to our current technology upgrade project, which relates primarily to upgrading programs for our field service management and collection systems.

Earnings Conference Call

The Company has scheduled a conference call for Wednesday, August 10, 2005 at 10:00 a.m. Eastern Standard Time to discuss its first quarter fiscal 2006 financial results. Hosting the call will be Stephen R. Kerrigan, the Company's Chairman and Chief Executive Officer and Robert M. Doyle, the Company's Chief Financial Officer. Interested parties may participate by accessing the teleconference via a webcast on the Company's Investor Relations page, www.coinmachservicecorp.com, or by dialing 866-314-4483 (1-617-213-8049 for international callers) and using the pass code 35017939 approximately 5 minutes before the start of the call. The call will be open to the public with a question and answer session at the end of the call. A replay of the conference call will be available for 7 days on the Company's Investor Relations page or by dialing 888-286-8010 (1-617-801-6888 for international callers) and using the pass code 370767760.

About Coinmach Service Corp.

Coinmach Service Corp., through its operating subsidiaries, is a leading supplier of outsourced laundry equipment services for multi-family housing properties in North America. The Company's core business involves leasing laundry rooms from building owners and property management companies, installing and servicing laundry equipment and collecting revenues generated from laundry machines.

Presentation of Non-GAAP Financial Information

Certain disclosures in this press release include "non-GAAP financial measures." A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles). Net Cash Generated (after capital and interest) is defined as EBITDA less capital expenditures (including property, plant and equipment) and interest expense. Management believes Net Cash Generated (after capital and interest) is a useful measure of the Company's ability, subject to restrictions contained in its debt agreements and those of its subsidiaries and applicable law, to pay dividends on its common stock. EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate its ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by the Company as a measure of evaluating the performance of its three operating segments. Management further believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. The Company uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the Company has historically provided EBITDA to investors, Management believes that presenting this non-GAAP financial measure provides consistency in its financial reporting. The Company's use of Net Cash Generated (after capital and interest) and EBITDA, however, is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by GAAP) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by GAAP) as a measure of liquidity. Given that Net Cash Generated (after capital and interest) and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, such measures may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA to Net Cash Generated (after capital and interest) and EBITDA to net loss and cash flow provided from operating activities are included in the attached tables.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates", "plans" or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

                        COINMACH SERVICE CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                                Quarter ended June 30,
                                                ----------------------
                                                     2005       2004
                                                ----------- ----------
Revenues                                          $133,830   $133,499

Operating, general and administrative expense       93,438     93,529
Depreciation and amortization                       18,932     19,029
Amortization of advance location payments            4,135      4,926
Amortization of intangibles                          3,485      3,680
                                                ----------- ----------
                                                   119,990    121,164
Operating income                                    13,840     12,335

Interest expense                                    15,331     14,227
Interest expense-non cash preferred stock
 dividends (1)                                           -      6,560
                                                ------------ ---------
Loss before income taxes                            (1,491)    (8,452)
Benefit for income taxes                              (516)      (672)
                                                ------------ ---------
Net loss                                             $(975)   $(7,780)
                                                ============ =========

Weighted average common shares outstanding:
   Class A common stock (2)                     18,911,532 18,911,532
   Class B common stock                         24,980,445 24,980,445
                                                ---------- -----------
Total weighted average
shares outstanding                              43,891,977 43,891,977
                                                ========== ===========
Pro-forma basic and diluted net income (loss)
 per Class A common stock (3)                        $0.10     $(0.18)
                                                ========== ===========

(1) Represents accrued dividends on Coinmach Laundry Corp.'s preferred stock previously held, that was retired in November and December 2004, as the result of the IDS transaction.

(2) Assumes that the Class A common stock was outstanding at the beginning of each respective period.

(3) Represents net loss per Class A common stock assuming that the Class A common stock was outstanding at the beginning of each respective period.

Supplemental Disclosure

Set forth below is supplemental disclosure that adjusts the Loss before Income Taxes for the periods presented by adding back interest expense - non cash preferred stock, in order to exclude these expenses.

                                                Quarter ended June 30,
                                                ----------------------
                                                      2005    2004
                                                ------------ ---------
Loss before income taxes                            $(1,491)  $(8,452)

Add back:
   Interest expense-non cash
preferred stock dividends                                 -     6,560
                                                ------------ ---------
Loss before income taxes-adjusted                   $(1,491)  $(1,892)
                                                ============ =========
 Loss before income taxes-adjusted per Class A
  common stock                                       $(0.08)   $(0.10)
                                                ============ =========

                        COINMACH SERVICE CORP.
                 RECONCILIATION OF NET LOSS TO EBITDA
                            (in thousands)
                                                   Quarter ended June
                                                           30,
                                                   -------------------
                                                     2005       2004
                                                   --------   --------
Net loss                                             $(975)   $(7,780)
Depreciation and amortization                       26,552     27,635
Benefit for income taxes                              (516)      (672)
Interest expense                                    15,331     14,227
Interest expense-non cash preferred
stock dividends                                          -      6,560
                                                   --------   --------
EBITDA (1)                                         $40,392    $39,970
                                                   ========   ========

               RECONCILIATION OF CASH FLOW PROVIDED BY
                    OPERATING ACTIVITIES TO EBITDA
                            (in thousands)

                                               Quarter ended June 30,
                                               -----------------------
                                                     2005       2004
                                               ------------  ---------
Cash flow provided by operating activities         $33,520    $35,555
Benefit for income taxes                              (516)      (672)
Interest expense                                    15,331     14,227
Gain on sale of equipment                              112         29
Stock based compensation                               (12)       (18)
Deferred income taxes                                  516        687
Amortization of deferred issue costs                  (531)      (603)
Changes in assets and liabilities,
 net of effects of business combination             (8,028)    (9,235)
                                               -----------------------
EBITDA (1)                                         $40,392    $39,970
                                               =======================

    (1) EBITDA represents earnings from continuing operations before deductions for interest, income taxes and depreciation and amortization. Management believes that EBITDA is useful as a means to evaluate the Company's ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used by
        management as a measure of evaluating the performance of the
        Company's three operating segments. Management further
        believes that EBITDA is useful to investors as a measure of comparative operating performance as it is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Management uses EBITDA to develop compensation plans, to measure sales force performance and to allocate capital assets. Additionally, because the
        Company has historically provided EBITDA to investors,
        management believes that presenting this non-GAAP financial measure provides consistency in our financial reporting.
        Management's use of EBITDA, however, is not intended to
        represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as
        determined by U.S. generally accepted accounting principles)
        as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as
        determined by U.S. generally accepted accounting principles)
        as a measure of liquidity. Given that EBITDA is not a
        measurement determined in accordance with U.S. generally
        accepted accounting principles and is thus susceptible to
        varying calculations, EBITDA may not be comparable to other similarly titled measures of other companies.

                        COINMACH SERVICE CORP.
                 SELECTED CONSOLIDATED CASH FLOW DATA
                            (in thousands)

                                                    Quarter ended June
                                                            30,
                                                    ------------------
                                                       2005      2004
                                                    --------  --------
OPERATING ACTIVITIES:
Net loss                                              $(975)  $(7,780)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation and amortization                       18,932    19,029
 Amortization of advance location payments            4,135     4,926
 Amortization of intangibles                          3,485     3,680
 Amortization of deferred issue costs                   531       603
 Deferred income taxes                                 (516)     (687)
 Interest expense-non cash preferred stock dividends      -     6,560
 Stock based compensation                                12        18
 Gain on sale of equipment                             (112)      (29)
 Changes in assets and liabilities                    8,028     9,235
                                                    --------  --------
Net cash provided by operating activities            33,520    35,555
                                                    --------  --------

INVESTING ACTIVITIES:
 Additions to property and equipment                (15,008)  (13,645)
 Advance location payments to location owners        (2,904)   (4,968)
 Acquisition of net assets related to acquisition of
  businesses                                              -      (366)
 Proceeds from sale of property and equipment           299       156
                                                    --------  --------
Net cash used in investing activities               (17,613)  (18,823)
                                                    --------  --------

FINANCING ACTIVITIES:
 Repayments under credit facility                    (1,240)   (2,153)
 Principal payments on capitalized lease obligations (1,438)     (964)
 (Repayments) borrowings from bank and other
  borrowings                                            (60)      279
 Cash dividends paid                                 (3,898)        -
 Receivables from shareholders                            -        (5)
                                                    --------  --------
Net cash used in financing activities                (6,636)   (2,843)
                                                    --------  --------

INCREASE IN CASH AND CASH EQUIVALENTS                 9,271    13,889

CASH AND CASH EQUIVALENTS:
Beginning of period                                  57,271    31,620
                                                    --------  --------
End of period                                       $66,542   $45,509
                                                    ========  ========

                        COINMACH SERVICE CORP.
                CONDENSED CONSOLIDATED BALANCE SHEETS
              (Dollars in thousands, except share data)
                                                  June 30,   March 31,
                                                    2005      2005(1)
                                                  ---------  ---------

ASSETS:
 Current assets:
   Cash and cash equivalents                       $66,542    $57,271
   Receivables, net                                  6,191      6,486
   Inventories                                      12,186     12,432
   Assets held for sale                              2,103      2,475
   Prepaid expenses                                  4,759      4,994
   Interest rate swap asset                            775        832
   Other current assets                              3,141      2,625
                                                  ---------  ---------
 Total current assets                               95,697     87,115

 Advance location payments                          70,991     72,222
 Property, equipment and leasehold improvements,
  net                                              262,817    264,264
 Contract rights, net                              306,318    309,698
 Goodwill                                          204,780    204,780
 Other assets                                       19,138     18,597
                                                  ---------  ---------
TOTAL ASSETS                                      $959,741   $956,676
                                                  =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
 Current liabilities:
   Accounts payable and accrued expenses           $31,891    $33,983
   Accrued rental payments                          33,600     30,029
   Accrued interest                                 16,606      9,512
   Current portion of long-term debt                15,935     17,704
                                                  ---------  ---------
 Total current liabilities                          98,032     91,228

 Deferred income taxes                              65,006     65,546
 Long-term debt, less current portion              692,382    690,687
                                                  ---------  ---------
   Total liabilities                               855,420    847,461

Stockholders' Equity:
 Class A common stock, par value $0.01, authorized
  100,000,000 shares;
   issued and outstanding 18,911,532 shares            189        189
 Class B common stock, par value $0.01, authorized
  100,000,000 shares; issued and outstanding
  24,980,445 shares                                    250        250
 Additional paid-in capital                        319,038    319,038
 Carryover basis adjustment                         (7,988)    (7,988)
 Accumulated other comprehensive income, net of
  tax                                                  459        492
 Accumulated deficit                              (207,627)  (202,754)
 Deferred compensation                                   -        (12)
                                                  ---------  ---------
   Total stockholders' equity                      104,321    109,215
                                                  ---------  ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $959,741   $956,676
                                                  =========  =========

    (1) The March 31, 2005 balance sheet has been derived from the audited consolidated financial statements of Coinmach Services
        Corp. as of that date.

Set forth below are the consolidated financial statements of Coinmach Corporation. Coinmach Corporation is a wholly owned subsidiary of Coinmach Laundry Corporation, which in turn is a wholly owned subsidiary of the Company. Also set forth below is a reconciliation of net income (loss) to EBITDA and a reconciliation of the Company's EBITDA to that of Coinmach Corporation.

                         COINMACH CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands)

                                                  Quarter ended June
                                                           30,
                                                  --------------------
                                                     2005       2004
                                                  ---------  ---------

Revenues                                          $133,830   $133,499

Operating, general and administrative expense       93,037     93,405
Depreciation and amortization                       18,932     19,029
Amortization of advance location payments            4,135      4,926
Amortization of intangibles                          3,485      3,680
                                                  ---------  ---------
                                                   119,589    121,040
Operating income                                    14,241     12,459

Interest expense                                    13,690     14,227
                                                  ---------  ---------
Income (loss) before income taxes                      551     (1,768)
Provision (benefit) for income taxes                   256       (680)
                                                  ---------  ---------
Net income (loss)                                     $295    $(1,088)
                                                  =========  =========

                         COINMACH CORPORATION
            RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
                            (in thousands)
                                                    Quarter ended June
                                                            30,
                                                    ------------------
                                                      2005      2004
                                                    --------  --------

Net income (loss)                                      $295   $(1,088)
Depreciation and amortization                        26,552    27,635
Provision (benefit) for income taxes                    256      (680)
Interest expense                                     13,690    14,227
                                                    --------  --------
EBITDA                                              $40,793   $40,094
                                                    ========  ========

         RECONCILIATION OF EBITDA FROM COINMACH SERVICE CORP.
                       TO COINMACH CORPORATION
                            (in thousands)
                                                    Quarter ended June
                                                            30,
                                                    ------------------
                                                       2005      2004
                                                    --------  --------

EBITDA for Coinmach Service Corp.                   $40,392   $39,970
General and administrative expense                      401       124
                                                    --------  --------
EBITDA for Coinmach Corp.                           $40,793   $40,094
                                                    ========  ========

               RECONCILIATION OF CASH FLOW PROVIDED BY
                    OPERATING ACTIVITIES TO EBITDA
                            (in thousands)

                                                    Quarter ended June
                                                            30,
                                                    ------------------
                                                       2005      2004
                                                    --------  --------

Cash flow provided by operating activities          $35,419   $35,780
Provision (benefit) for income taxes                    256      (680)
Interest expense                                     13,690    14,227
Gain on sale of equipment                               112        29
Deferred income taxes                                  (256)      699
Amortization of  deferred issue costs                  (397)     (603)
Changes in assets and liabilities, net of effects of
 business combination                                (8,031)   (9,358)
                                                    --------  --------
EBITDA                                              $40,793   $40,094
                                                    ========  ========

                         COINMACH CORPORATION
                 SELECTED CONSOLIDATED CASH FLOW DATA
                            (in thousands)
                                                    Quarter ended June
                                                            30,
                                                    ------------------
OPERATING ACTIVITIES:                                  2005      2004
                                                    --------  --------

Net income (loss)                                      $295   $(1,088)
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
   Depreciation and amortization                     18,932    19,029
   Amortization of advance location payments          4,135     4,926
   Amortization of intangibles                        3,485     3,680
   Gain on sale of equipment                           (112)      (29)
   Deferred income taxes                                256      (699)
   Amortization of deferred issue costs                 397       603
   Changes in assets and liabilities                  8,031     9,358
                                                    --------  --------
Net cash provided by operating activities            35,419    35,780
                                                    --------  --------
INVESTING ACTIVITIES:
    Additions to property and equipment             (15,008)  (13,645)
    Advance location payments to location owners     (2,904)   (4,968)
    Acquisition of net assets related to acquisition
     of businesses                                        -      (366)
    Proceeds from sale of property and equipment        299       156
                                                    --------  --------
Net cash used in investing activities               (17,613)  (18,823)
                                                    --------  --------
FINANCING ACTIVITIES:
    Net repayments to Parent                           (392)     (230)
    Dividends to Parent                              (5,405)        -
    Repayments under credit facility                 (1,240)   (2,153)
    Principal payments on capitalized lease
     obligations                                     (1,438)     (964)
    (Repayments) borrowings from bank and other
     borrowings                                         (60)      279
                                                    --------  --------
Net cash used in financing activities                (8,535)   (3,068)
                                                    --------  --------

INCREASE IN CASH AND CASH EQUIVALENTS                 9,271    13,889

CASH AND CASH EQUIVALENTS:
Beginning of period                                  56,840    31,620
                                                    --------  --------
End of period                                       $66,111   $45,509
                                                    ========  ========

                         COINMACH CORPORATION
              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                        (Dollars in thousands)
                                                  June 30,   March 31,
                                                    2005      2005(1)
                                                  ---------  ---------

ASSETS:
 Current assets:
   Cash and cash equivalents                       $66,111    $56,840
   Receivables, net                                  6,191      6,486
   Inventories                                      12,186     12,432
   Assets held for sale                              2,103      2,475
   Prepaid expenses                                  4,801      5,031
   Interest rate swap asset                            775        832
   Other current assets                              3,129      2,582
                                                  ---------  ---------
 Total current assets                               95,296     86,678

 Advance location payments                          70,991     72,222
 Property, equipment and leasehold improvements,
  net                                              262,817    264,264
 Contract rights, net                              306,318    309,698
 Goodwill                                          204,780    204,780
 Other assets                                        8,295      7,619
                                                  ---------  ---------
TOTAL ASSETS                                      $948,497   $945,261
                                                  =========  =========
LIABILITIES AND STOCKHOLDER'S EQUITY:
 Current liabilities:
   Accounts payable and accrued expenses           $31,077    $33,129
   Accrued rental payments                          33,600     30,029
   Accrued interest                                 15,081      7,987
   Current portion of long-term debt                15,935     17,704
                                                  ---------  ---------
 Total current liabilities                          95,693     88,849

 Deferred income taxes                              69,172     68,940
 Long-term debt, less current portion              556,265    554,570
 Loan payable to Parent                             81,670     81,670
 Due to Parent                                      51,142     51,534
                                                  ---------  ---------
     Total liabilities                             853,942    845,563

 Stockholder's Equity:
   Common stock and additional paid-in capital     286,629    286,629
   Accumulated other comprehensive income, net of
    tax                                                459        492
   Accumulated deficit                            (192,533)  (187,423)
                                                  ---------  ---------
     Total stockholder's equity                     94,555     99,698
                                                  ---------  ---------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $948,497   $945,261
                                                  =========  =========

    (1) The March 31, 2005 balance sheet has been derived from the audited consolidated financial statements of Coinmach Corp. as of that date.

Contact:

     Coinmach Service Corp.
     Robert M. Doyle, 516-349-8555